UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2008
VIRTUSA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive
Westborough, Massachusetts		01581

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (508) 389-7300
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On January 31, 2008, Virtusa Corporation (the “Company”) announced its financial results for the quarter ended December 31, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 of Form 8-K (including Exhibit 99.1 on Item 9.01) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 31, 2008, the Company purchased from two banking institutions multiple foreign currency forward contracts designed to hedge fluctuation in the Indian rupee against the U.S. dollar and U.K. pound sterling. The contracts have an aggregate notional amount of approximately 2.9 billion Indian rupees (approximately $73.4 million) and will expire on a monthly basis over a 21 month period ending December 31, 2009. The Company has the obligation to settle these contracts based upon the Reserve Bank of India published Indian rupee exchange rates. The weighted average Indian rupee rate associated with these contracts is 39.56.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:
99.1	Press Release issued by Virtusa Corporation on January 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation
Date: January 31, 2008	By:	/s/ Thomas R. Holler
Thomas R. Holler
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Virtusa Corporation on January 31, 2008